                                                                   EXHIBIT 99.10
                                 STOCK OPTION

                                   UNDER THE

                                 LUMONICS INC.

               STOCK OPTION PLAN FOR KEY EMPLOYEES AND DIRECTORS

                  __________________________________________
                               Name of Optionee

This stock option is awarded pursuant to, and shall be governed by, the terms of the Lumonics Inc. Stock Option Plan for Key Employees and Directors (the "Plan"). A copy Plan is attached as Schedule "A".

Subject to the following terms and conditions, the Company hereby grants to ______________________________ (the "Optionee") on September 1, 1994 (the "Date
of Grant"), the right and option the purchase from the Company _________________ Common Shares of the Company without nominal or par value ("Option Shares"), at a purchase price for each Option Shares of Seven Dollars ($7.00) (the "Option Price").

1.   Period of Exercise
     ------------------

     The Optionee may purchase the Option Shares in the amounts, and at the times, set out in paragraph 4(d) of the Plan. Any portion of this Option which becomes exercisable pursuant to the foregoing shall be exercisable in whole or in part at any time or from time to time. On the expiration of the Exercise Period as defined in the Plan, the Option hereby granted shall forthwith expire and terminate and be of no further force or effect whatsoever as to such of the Option Shares in respect of which the Option hereby granted has not then been exercised.

2.   Purchase of Shares
     ------------------

     Subject to the provisions of the Plan, the Option hereby granted shall be exercisable (at any time or from time to time as aforesaid) by the Optionee giving a written notice in accordance with the provisions of Paragraph 5 hereof and in the form attached hereto as Schedule "B".

     Such notice shall specify the number of Option Shares in respect of which this Option is being exercised and shall be accompanied by payment in full of the purchase price for the number of Option Shares specified therein. Upon any such exercise of this Option as aforesaid, the Company shall forthwith cause the transfer agent and
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     registrar of the Company to issue a stock certificate or certificates in the name of the Optionee, or, if applicable, a trustee or legal representative, representing in the aggregate such number of Option Shares as the Optionee shall have then paid for and as specified in such notice in writing.

3.   No Obligation to Purchase
     -------------------------

     Nothing herein contained or done pursuant hereto shall obligate the Optionee to purchase and/or pay for any Option Shares except those Option Shares in respect of which the Optionee shall have exercised his Option to purchase hereunder in the manner hereinabove provided.

4.   Release of Rights Under Long Term Incentive Plan
     ------------------------------------------------

     In consideration of the Option hereby granted the Optionee hereby surrenders to the Company all of the Optionee's rights under the Company's Long Term Incentive Plan and the Optionee hereby releases and discharges the Company from all claims and demands of the Opitonee arising from or with respect to the said plan.

5.   Notices
     -------

     All written notices to be given by the Optionee to the Company may be delivered personally or by registered mail postage prepaid addressed as follows:

                         Lumonics Inc.
                         Attn:  Corporate Secretary
                         105 Schneider Road
                         Kanata, Ontario K2K 1Y3

     The foregoing address shall be deemed to be changed upon any change in premises of the executive offices of the Company.

IN WITNESS WHEREOF the Company has caused this grant of option to be executed by its duly authorized officer as of the 1st day of September, 1994.

                                    LUMONICS INC.

                                    Per:        "R.J. Atkinson"
                                         ------------------------------
                                         Chairman and Chief Executive Officer

I hereby acknowledge receipt of the Stock Option granted to me as of the 1st day of September, 1994 pursuant to the terms of the Lumonics Inc. Stock Option Plan for Key Employees and Directors and agree to be bound by the terms of the said Plan and the terms hereof.

                                    By: _________________
                                           Employee

                                  SCHEDULE A
                                  ----------


                                 LUMONICS INC.

               STOCK OPTION PLAN FOR KEY EMPLOYEES AND DIRECTORS

1.   Purpose
     -------

     Lumonics Inc. 1994 Stock Option Plan for Key Employees and Directors (the "Plan") is intended to retain, and reward highly qualified employees and directors who will be motivated to contribute to the success of Lumonics Inc. and its subsidiaries (the "Company") and encouraged to purchase Common Shares of the Company (the "Common Shares"). The Plan shall come into force effective September 1, 1994.

2.   Number of Common Shares to be Offered
     -------------------------------------

     Stock options granted under the Plan ("Options" or "Option") shall be for the purchase of Common Shares, without nominal or par value, of the Company ("Option Shares" or "Option Share"). The maximum number of Common Shares that will be reserved for issuance and issued under this Plan shall not exceed 1,300,000 shares. The following restrictions shall also apply to this Plan as well as all other plans or stock option agreements to which the Company may be a party:

          (i) the aggregate number of Option Shares reserved for issuance pursuant to options granted to Insiders shall not exceed ten percent (10%) of the Outstanding Issue;

          (ii) Insiders shall not be issued, within any one year period, a number of Option Shares which exceeds ten percent (10%) of the Outstanding Issue;

          (iii) no Insider together with such Insider's Associates shall be issued, within any one year period, a number of Option Shares which exceeds five percent (5%) of the Outstanding Issue; and

          (iv) the number of Option Shares reserved for issuance pursuant to options to any one participant shall not exceed five percent (5%) of the Outstanding Issue.

     For the purpose of this Plan:

     "Associate" has the meaning assigned by the Securities Act (Ontario), as amended from time to time:

     "Insider" means:

     (i) an insider of the Company as defined by the Securities Act (Ontario) as amended from time to time, other than a person who falls within such definition solely by virtue of being a director or senior officer of a subsidiary of the Company; and

     (ii) an Associate of any person who is an insider by virtue of Clause (i) of this definition; and

     "Outstanding Issue" means the number of Common Shares of the Company that are outstanding immediately prior to any issuance of Options under this Plan or any issuance of Option Shares, as the case may be, excluding Option Shares issued pursuant to the Plan during the preceding one year period.

     Upon the expiration, surrender or termination, in whole or in part, of an unexercised Option, the Option Shares subject to such unexercised Option shall be available for other Options to be granted from time to time.

3.   Administration
     --------------

     The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee") who shall be appointed by and serve at the pleasure of the Board of Directors (the "Board"). The Committee shall have full power and authority, subject to the terms of the Plan, to grant Options on behalf of the Company; to designate the individuals who are to be granted Options (the "Optionees" or "Optionee"); to set the date of grant, the number of Option Shares to be granted pursuant to each Option; and the other terms and conditions of the Options; and otherwise to interpret and construe the terms of the Plan. Any determination by the Committee shall be final and conclusive unless otherwise determined by the Board and, in any such event, such determination of the Board shall be final and conclusive. The day-to-day administration of the Plan may be delegated to such officers and employees of the Company as the Committee in its sole discretion shall determine.

4.   Terms and Conditions of Options
--   -------------------------------

     (a) Individuals Eligible to Receive Options. The individuals eligible to receive Options shall be confined to such employees (including contract employees) and directors of the Company as shall be determined from time to time by the Committee and who shall not be participants in the Company's Long Term Incentive Plan. In making such determination, the Committee shall consider the duties and responsibilities of the individual, his or her present and potential contribution to the success of the Company, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Participation in the Plan shall be entirely voluntary and any decision by any individual not to participate shall not affect such individual's employment with the Company.

     (b) Grant of Options. From time to time the Committee or the Board of Directors shall grant Options on behalf of the Company under the Plan.

     (c) Option Price. The purchase price ("Option Price") for an Option Share shall be the Market Price per Common Share as the date of grant provided in no event shall the Option Price be less than Seven Dollars ($7.00) (Canadian). "Market Price" per Common Share at any date shall be the closing price of the Common Shares on The Toronto Stock Exchange (the "Exchange") (or if the Common Shares are not then listed or posted for trading on the Exchange, on such stock exchange in Canada on which such shares are listed and posted for trading as may be selected for such purpose by the Committee) on the trading date immediately preceding the date of grant. In the event that the Common Shares are not listed and posted for trading on any stock exchange in Canada, the market price shall be the last trading price of the Common Shares on National Association of Securities Dealers Quotations Systems ("NASDAQ") on the trading day immediately preceding the date of grant. In the event that the Common Shares are not trading on NASDAQ, the market price shall be determined by the Committee in its sole discretion.

     (d) Exercise Period. Twenty-five percent (25%) of the total number of Option Shares shall vest and will become exercisable on each of the first, second, third and fourth anniversaries of the Date of Grant; provided that in no event shall this Options be exercisable so long as the Company is a Private Company. For the purpose of this Option the Company shall be deemed to be a Private Company if it has not competed an initial public offering of its Common Shares by way of a final prospectus filed pursuant to the securities laws of Province of Ontario and such other jurisdictions as the Board of Directors of the Company may determine (the "IPO"). Any portion of this Option that becomes exercisable pursuant to this paragraph shall be exercisable in whole or in part, at any time or from time to time up to, but not after, the 10th anniversary of the Date of Grant or 6 years from the date of the IPO, whichever is sooner (the "Exercise Period").

     (e) Methods of Payment. Payment for purchase of Option Shares shall be made in cash or by certified cheque. Only full shares shall be issued under the Plan.

     (f) Termination of Employment. The following shall apply in the event that the employment of an Optionee is terminated on a date prior to the expiration of the Exercise Period ("Termination Date").

          (i) If the cause of termination is the voluntary retirement or dismissal for cause of the Optionee and on the Termination Date the Company is a Private Company, the Optionee's Option shall terminate as at such date. If on the Termination Date the Company has ceased to be a Private Company, such Option shall terminate 30 days following such date prior to which date the Optionee may exercise all or any part of the Option that has vested and is exercisable in accordance with the provisions of Section 4(d) hereof.

          (ii) If the cause of termination is the death of the Optionee or is other than voluntary retirement or dismissal for cause of the Optionee and on the Termination Date the Company: (a) is a Private Company, the Option shall terminate as at such date; or,
               (b) has ceased to be a Private Company the Option shall terminate 120 days following such date prior to which date the Optionee may exercise all or any part of the Option that is exercisable in accordance with the provisions of Section 4(d) hereof.

     (g) Termination. If, at the closing of business on December 31, 1998, the Company has not ceased to be a Private Company, all Options shall terminate as at such date.

     (h) Transferability. An Option may not be assigned or transferred. Each Option will be exercisable during the lifetime of the Optionee only by the Optionee. In the event of the death of an Optionee, the legal personal representative(s) of the deceased Optionee may exercise, within a period of 120 days from the date of death, such portion of the Opionee's Option that would have been exercisable by the Optionee on the date of death in accordance with the provisions of Section 4(d) hereof.

     (i) Reorganization and Recapitalization. In the event of any subdivision, redivision or change of the Common Shares of the Company at any time prior to the expiration of the Exercise Period into a greater number of shares, the Company shall deliver at the time of any exercise thereafter of the Option hereby granted such additional number of shares as would have resulted from such subdivision, redivision or change if such exercise of the Option hereby granted had been prior to the date of such subdivision, redivision or change.

          In the event of any consolidation or change of the Common Shares of the Company at any time prior to the expiration of the Exercise Period into a lesser number of shares, the number of shares deliverable by the Company on any exercise thereafter of the Option hereby granted shall be reduced to such number of shares as would have resulted from such consolidation or change if such exercise of the Option hereby granted had been prior to the date of such consolidation or change.

5.   Bonus
     -----

     The Company shall pay the Optionee or the Optionee's estate a bonus (the "Bonus") within 90 days of the occurrence of either, but not both, of the following events (the "Bonus Event"):

     (i) the employment of the Optionee by the Company is terminated on a date prior to the expirations of the Exercise Period if the cause of the termination is the death of the Optionee or is other than the voluntary retirement or dismissal for cause of the Optionee and on such Termination Date the Company is a Private Company;

     (ii) the Company is Private Company as at the close of business on December 31, 1998.

     The Bonus shall be calculated as at the last day of the last completed fiscal quarter of the Company (the "Calculation Date") and shall be equal to the Adjusted Share Value per Share of the Company's Common Shares multiplied by:

     (a) If the Bonus Event is as set out sub-paragraph (i) the number of Option Shares in respect of which the Optionee's Option could have been exercised if, on the Termination Date, the Company had ceased to be a Private Company;

     (b) If the Bonus Event is as set out in sub-paragraph (ii) an amount equal to the total number of Option Shares.

     For the purpose of this Section "Adjusted Share Value Per Share" shall be equal to:

                         (A) - ($218,000) x B) - $3.89
                         ---------------------
                                   C

     where:

     A is total shareholders equity of the Company (including retained earnings) as at the Calculation Date;

     B is the number of fiscal quarters of the Company from but excluding December 31, 1993 to and including the Calculation Date: and

     C is the number of outstanding Common Shares of the Company outstanding on the Calculation Date.

     In the event of a subdivision, redivision, consolidation or change of the Common Shares of the Company into a greater or lesser number of shares, the definition of "Adjusted Share Value Per Share" as set out herein shall be amended to reflect such change.

     In the event of a dispute arising out of the paragraph 5, the matter shall be determined by the Company's auditors whose decision shall be binding on all parties.


6.   Amendment and Discontinuance
     ----------------------------

     The Committee shall have the right to amend or modify this Plan or to terminate this Plan at any time without notice provided that an Optionee's rights are not thereby materially adversely affected and subject to any approvals required under the applicable rules of any stock exchange upon which the Common Shares of the Company are or may be listed.

7.   Employment Non-Contractual
     --------------------------

     Nothing in this option shall be construed as conferring upon the Optionee any right to continue in the service of the Company or any subsidiary of the Company.

8.   Rights as a Shareholder
     -----------------------

     The Optionee shall not have any rights as a shareholder with respect to any Option Shares issuable upon exercise of this Option until this Option has been validly exercised and the purchase price for such Option Share has been paid in full.

9.   Nontransferability
     ------------------

     The Optionee's rights under this option are not assignable or transferable by the Optionee during the Optionee's lifetime and are exercisable during the Optionee's lifetime only by the Optionee.

10.  Corporate Action
     ----------------

     Nothing contained herein shall be construed so as to prevent the Company or any subsidiary of the Company from taking corporate action which is deemed by the Company or the subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Option.

11.  Government Regulation
     ---------------------

     The Company's obligation to issue and deliver Common Shares under this Option is subject to:

     (a) the satisfaction of all requirements under applicable securities law in respect thereof and obtaining all regulatory approvals as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof, including shareholder approval, if required;

     (b) the admission of such Common Shares to listing on any stock exchange on which Common Shares may then be listed; and

     (c) the receipt from the Optionee of such representations, agreements and undertakings as to future dealings in such Common Shares as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities law of any jurisdiction.

     In this connection, the Company shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Common Shares in compliance with applicable securities law and for the listing of such Common Shares on any stock exchange on which such Common Shares are then listed.

12.  Approvals
     ---------

     This Plan shall be subject to acceptance by The Toronto Stock Exchange (the "Exchange") in compliance with all conditions imposed by the Exchange. Any Options granted prior to such acceptance shall be conditional upon such acceptance being given and any conditions complied with and no such Options may be exercised unless such acceptance is given and such conditions are complied with.

13.  Governing Law
     -------------

     This Plan and any Options granted hereunder shall be governed by and interpreted in accordance with the laws of the Province of Ontario.

                                  SCHEDULE B
                                  ----------

               STOCK OPTION PLAN FOR KEY EMPLOYEES AND DIRECTORS

                             ELECTION TO PURCHASE


TO:  The Corporate Secretary of Lumonics Inc.

     Pursuant to the terms of the stock option granted to me as of the September 1, 1994 (the "Date of Grant"), I hereby elect to purchase _____________ Common Shares of Lumonics Inc. which were the subject of such stock option. I understand that such purchase is subject to all of the terms and conditions of the Lumonics Inc. Stock Option Plan for Key Employees and Directors.

     Enclosed is payment in full of the Option Price for the number of shares indicated above.


                                             ___________________________________
                                             (Printed Name)


Dated:                                       ___________________________________
                                             Signature)

NOTE:     This election must be received by Lumonics Inc. no later than the end of the Exercise Period.
 ................................................................................

PLEASE TYPE OR PRINT THE FOLLOWING:

Name as it will appear on share certificate:     _______________________________

Residence Address:                           ________________________________

                                                 _______________________________
 ................................................................................

DO NOT WRITE IN THE FOLLOWING SECTION:

Date election form received:  ___________________

Approval to issue share certificate for ___________ Common Shares authorized by:


Date: ___________________     __________________________________________________
                              (Corporate Secretary or other Authorized Official)